UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2022

LUCID DIAGNOSTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40901	82-5488042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LUCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.01 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 25, 2022, Lucid Diagnostics Inc. (the “Company”), together with its wholly owned subsidiary, LucidDx Labs Inc. (“LucidDx Labs”), entered into an asset purchase agreement (the “APA”) with ResearchDx, Inc. (“RDx”), and simultaneously closed the transactions contemplated by the APA (the “Transactions”). Under the APA, LucidDx Labs acquired certain licenses and other related assets necessary to operate a CLIA-certified, CAP-accredited clinical laboratory. The acquired assets, together with certain additional assets necessary to commence laboratory operations that were separately purchased by LucidDx Labs, will be used by the Company to perform the EsoGuard® Esophageal DNA assay, including without limitation DNA extraction, next generation sequencing (“NGS”) and specimen storage, in its own laboratory located in Lake Forest, CA (the “Laboratory”). Prior to consummation of the Transactions, RDx provided such testing and related services for the EsoGuard assay at its own separate CLIA-certified, CAP-accredited laboratory. The Company’s EsoGuard assay is a bisulfite-converted NGS DNA methylation assay performed on surface esophageal cells, which is commercially available in the U.S. as a Laboratory Developed Test and has been shown to be accurate at detecting esophageal precancer and all conditions along the Barrett’s Esophagus-Esophageal Adenocarcinoma spectrum.

Concurrently with entering into the APA, LucidDx Labs and RDx also entered into a management services agreement (the “MSA”), pursuant to which the parties agreed that RDx would continue to provide certain testing and related services for the Laboratory in accordance with the terms of the MSA. The MSA has a term of three years, subject to earlier termination on thirty days’ notice without cause or immediately with cause (subject to a cure period in certain circumstances). The MSA is intended to be transitional, allowing operation of the Laboratory while LucidDx Labs hires personnel and continues to build out its operational infrastructure, although there can be no assurance that the Company will be able to do so in a timely manner or at all.

Under the APA, LucidDx Labs will pay RDx an aggregate purchase price of up to $6,200,000 for the acquired assets. The purchase price was determined based on an arm’s-length negotiation, in which context the Company considered the estimated fair value of the assets acquired, as well as the time and expense associated with an original application for the necessary approvals from governmental authorities. Of the aggregate purchase price, $1,000,000 was paid in cash at the closing. The remainder will be paid as follows:

●	LucidDx Labs will pay $1,200,000 in cash within two business days after approval is obtained from the applicable governmental authorities for the transfer of the CLIA certificate, CAP accreditation and State of California Clinical Laboratory license for the Laboratory.

●	LucidDx Labs will pay $1,000,000 in cash within two business days after approval is obtained from the applicable governmental authorities for the transfer of the Maryland, New York, Pennsylvania and Rhode Island clinical laboratory licenses currently held by RDx with respect to the Laboratory.

●	LucidDx Labs will pay up to $3,000,000 in cash or, in LucidDx Labs’ sole discretion, newly issued shares of the Company’s common stock, in quarterly installments of $250,000, pursuant to the terms of an earnout during the 36-month period commencing on February 25, 2022. The shares of the Company’s common stock will be valued at fair market value as determined in accordance with the APA. In no event will the aggregate amount of the Company’s common stock issued pursuant to the APA exceed 19.99% of the issued and outstanding common stock of the Company as of February 25, 2022. In the event of the termination of the MSA, the foregoing payment obligations will cease, except that the full unpaid amount of the earnout will become immediately due and payable if LucidDx Labs terminates the MSA for any reason not constituting cause or if the MSA is terminated by mutual agreement.

The Company is using its available working capital for the payment of the purchase price.

Under the MSA, LucidDx Labs will pay up to $1,800,000 in cash, in quarterly installments of $150,000, during the 36-month period commencing on February 25, 2022, so long as the MSA is in effect. In the event of the termination or expiration of the MSA, the foregoing payment obligations will cease, except that LucidDx Labs will be required to pay a pro rata portion of the quarterly installment payable in respect of any partial period during which the MSA is terminated. In addition, LucidDx Labs will pay RDx a personnel fee under the MSA, which is intended to cover the compensation expenses incurred by RDx, without markup, that are allocable to the services it provides under the MSA.

The APA contains representations, warrants and covenants of the parties that are customary for agreements of its type. In addition, if approval for the transfer of the CLIA certificate, CAP accreditation and State of California Clinical Laboratory license for the Laboratory is not obtained by December 31, 2022, LucidDx Labs may elect that the APA be voided and the Transactions be unwound, except for any personnel fees already paid under the MSA.

Each of LucidDx Labs and RDx agreed to certain indemnification obligations for damages suffered in connection with (i) the breach of their respective representations and warranties contained in the APA, (ii) the breach of any of their respective covenants or agreements contained in the APA, or (iii) any liability attributable to RDx’s use of the acquired assets prior to the closing (in the case of RDx’s indemnification obligations) or any liability attributable to LucidDx Labs’ use of the acquired assets after the closing (in the case of LucidDx Labs’ indemnification obligations), subject to customary limitations.

Under the APA, the Company fully guaranteed the due and prompt performance, payment and discharge when due of, and agreed to be jointly and severally liable for, each and every payment and indemnification obligation of LucidDx Labs arising under the APA and the related agreements.

Pursuant to the APA, LucidDx Labs also entered into a three-year lease agreement with Endeavour Investments, LLC, an affiliate of RDx, pursuant to which LucidDx Labs will lease the space where the Laboratory is located for a base rent of $71,465 per month. The lease provides that LucidDx Labs has the option to extend the term of the lease for up to two additional three-year periods.

The APA and MSA are attached hereto as Exhibits 2.1 and, 10.1, respectively, and are incorporated herein by reference. The foregoing description of the agreements does not purport to be complete and is qualified in its entirety by reference to such exhibits. The agreements have been included to provide investors and security holders with information regarding their terms. The agreements are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

Item 3.02.	Unregistered Sale of Equity Securities.

The disclosure set forth under Item 2.01 is incorporated herein by reference. The shares of the Company’s common stock are being offering pursuant to the APA in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for the sale of securities not involving a public offering.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

On March 1, 2022, David F. Wurtman, M.D. resigned from his position as Chief Medical Officer of the Company, effective as of March 31, 2022. Brian J. deGuzman, M.D., who is presently the Chief Compliance Officer of the Company and the Chief Medical Officer of PAVmed Inc., the Company’s parent, will assume Dr. Wurtman’s duties.

Item 7.01.	Regulation FD Disclosure.

On March 3, 2022, the Company issued a press release announcing the Transactions. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of February 25, 2022, by and among LucidDx Labs Inc., Lucid Diagnostics Inc. and ResearchDx, Inc.
10.1	Management Services Agreement, dated as of February 25, 2022, by and among LucidDx Labs Inc. and ResearchDx, Inc.
99.1	Press release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedule and exhibits to this exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2022

LUCID DIAGNOSTICS INC.

By:	/s/ Dennis M. McGrath
Dennis M. McGrath
Chief Financial Officer